Exhibit 10.4
OPTION
THIS OPTION TO PURCHASE granted this 12th day of April, 2006, by Dale Kout, a single person; Leo Kout and Paula Kout, husband and wife; and Bill Kout and Julianne Kout, husband and wife, party of the first part, to Homeland Energy Solutions, LLC an Iowa Limited Liability Company, having its principal place of business at 951 North Linn Avenue, New Hampton, Iowa 50659, party of the second part.
WITNESSETH that in consideration of the agreements and conditions herein contained, and the sum of Five Thousand Dollars ($5,000.00) which is consideration for the option only, paid by the said party of the second part to the said party of the first part, the receipt whereof is hereby acknowledged, the party of the first part hereby grants unto the party of the second part the exclusive right, at the option of the party of the second part, for and during the period until April 1, 2007, to purchase the following tract or parcel of land, or a portion thereof (hereinafter referred to as “the premises”), situated in the County of Chickasaw, State of Iowa, to-wit:
The Northeast Quarter (NE 1/4) and the Northwest Quarter (NW 1/4) of the Southeast Quarter (SE 1/4) and all that part of the East One-Half (E 1/2) of the Southeast Quarter (SE 1/4) lying north of the Chicago Milwaukee St. Paul & Pacific Railroad in Section 1, Township 95 North, Range 12 West of the 5th P.M., except the South Sixty Acres thereof, more or less
AND
The Southwest Quarter (SW 1/4) of the Northwest Fractional Quarter (NW frl. 1/4) and all that part of the North One-Half (N 1/2) of the Southwest Fractional Quarter (SW frl. 1/4) lying north of the Chicago Milwaukee St. Paul & Pacific Railroad in Section 6, Township 95 North, Range 11 West of the 5th P.M.
All of the foregoing is subject to a legal description based on an actual site survey. Said site survey shall be obtained at the sole cost and expense of the party of the second part.
It is understood and agreed that the party of the first part upon the signing of this Option, does immediately grant the party of the second part the right and privilege without liability, to enter upon the premises herein described, by foot and/or vehicle, to obtain soil borings, samples, and make other tests, land and archaeological surveys, as said party of the second part deems necessary to determine the suitability of the premises for the use and type of construction proposed. All such operations shall be conducted so as to cause the least interference with farming operations being conducted on the premises.
In the event of the exercise of this Option, the party of the second part shall have the obligation to purchase that portion of the premises specified in the election for the same price per acre as paid for any previous property purchased from the party of the first part pursuant to any option between the two parties, plus an additional five percent (5%) for each year since the first purchase. Any purchase made under the terms of this option shall be at least twenty (20) acres in size.
It is further understood that in the event that party of the second part exercises its option to purchase the property that the party of the second part, in addition to payment of the purchase price specified herein, shall make all relocation payments and render all relocation assistance to, for, or on behalf of the party of the first part as may be required, if such be the case, by federal or state law.
This transaction shall be closed no later than 90 days after the date upon which the party of the second part gives written notice to the party of the first part of its election to exercise this option to purchase. This transaction will be closed at the office of the Buyer’s attorney or at such other date or place that is mutually agreeable to the parties.

This option is governed by the laws of the State of Iowa, and any court action which may be taken by either party as a result of this Option shall be resolved within the jurisdiction of Chickasaw County, Iowa.
All notices to either party hereunder shall be effective only when made in writing and deposited, postage and/or feeds prepaid, in the U.S. Mail, via certified or registered mail, return receipt requested, and addressed to the party as follows:

If for the party of the first part:	If for the party of the second part:

Bill Kout	Homeland Energy Solutions, LLC
2902 Ridgeway Lane	951 North Linn Avenue
Lawler, IA 52154	New Hampton, IA 50659
The party of the first part hereby agrees to execute an affidavit and/or memorandum of this option to purchase upon request and as may be determined reasonably necessary by the party of the second part, and further consents to the recording of such instrument with the county recorder.
The party of the first part, upon exercise of the Option and payment of the balance of the purchase price, agrees to execute and deliver to the party of the second part a Warranty Deed, conveying the premises free and clear of all liens and encumbrances, except public roads, restrictions of record and taxes not due and payable to the party of the second part. This agreement shall be binding upon the parties hereto, their heirs, executors, administrators, successors, and assigns.
In the event that this Option is not exercised, then the party of the first part shall retain all payments made by the party of the second part as liquidated damages, and the party of the second part shall remove all its facilities from the premises and restore the surface to as near as possible its pre-disturbed condition.
Party of the second part shall pay party of the first part for damages to crops, fences, and other physical improvements damages as a result of its exploratory work on the premises. In the event that the Option is exercised and possession is required by party of second part prior to crop harvest, then party of second part shall pay party of the first part for standing crops.
Said option may be extended by said party of the second part for nine successive periods of one year upon the additional payment of the sum of five thousand dollars ($5,000.00) for each year, prior to the expiration of the option. In the event of the exercise of the Option, the additional payments made for extension of the Option shall be applied to the purchase price of the premises. In the event party of the second part does not elect purchase all of the remaining land owned by party of the first part, the Option may still be continued for successive periods by party of the second part upon the additional payment of the sum of five thousand dollars ($5,000.00) per year.
In the event the party of the first part wishes to utilize a tax-free exchange pursuant to Section 1031 of the Internal Revenue Code, party of the second part agrees to cooperate and execute whatever documents may be necessary for purposes of the tax free exchange.
IN WITNESS WHEREOF, the party of the first part have hereunto set their hands and seals the day and year first above written.

/s/ Dale Kout Dale Kout

/s/ Leo Kout	/s/ Paula Kout

Leo Kout	Paula Kout

/s/ Bill Kout	/s/ Julianne Kout

Bill Kout	Julianne Kout

INDIVIDUAL ACKNOWLEDGEMENT
STATE OF IOWA, COUNTY OF CHICKASAW, ss:
     On this 12 day of April, 2006, before me personally appeared Dale Kout, a single person, to me known to be the persons named in and who executed the foregoing instrument and acknowledged that they executed the same as their voluntary act and deed.

[SEAL	KENNETH R. BENNING ]	/s/ Kenneth R. Benning

[	Commission Number 106227]	Notary Public in the State of Iowa
[	My Comm. Exp. 1-18-2008 ]	My Commission Expires 1-18-2008
STATE OF IOWA, COUNTY OF CHICKASAW, ss:
     On this 12 day of April, 2006, before me personally appeared Leo Kout and Paula Kout, husband and wife, to me known to be the persons named in and who executed the foregoing instrument and acknowledged that they executed the same as their voluntary act and deed.

[SEAL	KENNETH R. BENNING ]	/s/ Kenneth R. Benning

[	Commission Number 106227]	Notary Public in the State of Iowa
[	My Comm. Exp. 1-18-2008 ]	My Commission Expires 1-18-2008
STATE OF IOWA, COUNTY OF CHICKASAW, ss:
     On this 12 day of April, 2006, before me personally appeared Bill Kout and Julianne Kout, husband and wife, to me known to be the persons named in and who executed the foregoing instrument and acknowledged that they executed the same as their voluntary act and deed.

[SEAL	KENNETH R. BENNING ]	/s/ Kenneth R. Benning

[	Commission Number 106227]	Notary Public in the State of Iowa
[	My Comm. Exp. 1-18-2008 ]	My Commission Expires 1-18-2008